Exhibit 10.10
TEMPLE-INLAND INC.
NONQUALIFIED STOCK OPTION AGREEMENT

EMPLOYEE:	«OfficerName»
GRANT DATE:	February 3, 2006
EXPIRATION DATE:	February 3, 2016
NUMBER OF SHARES:	«NumberofShares»
EXERCISE PRICE PER SHARE:	$46.20
EXERCISE SCHEDULE

DATE EXERCISABLE:	NUMBER OF SHARES:
February 3, 2007	0.0
February 3, 2008	0.0
February 3, 2009	0.0
February 3, 2010	0.0
     This Agreement is entered into between TEMPLE-INLAND INC., a Delaware corporation (“Temple-Inland”), and the Employee named above, and is an integral and inseparable term of Employee’s employment as a salaried employee of Temple-Inland or of its Affiliate. In consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, Temple-Inland and the Employee hereby agree as follows:
1.	This Agreement and the award hereunder is subject to all the restrictions, terms and provisions of the Temple-Inland Inc. 2003 Stock Incentive Plan and of the Temple-Inland Inc. Stock Option Terms and Conditions dated February 3, 2006 (together, the “Plan”) which are herein incorporated by reference and with which the Employee hereby agrees. Pursuant to, and subject to the terms and conditions set forth in the Plan, Temple-Inland hereby irrevocably grants to the Employee, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the Option to purchase all or any part of the above stated number of shares of the Common Stock at the above stated price on the terms and conditions herein set forth. The Option is a Nonstatutory Stock Option and is not intended to qualify as an incentive stock option under Section 422A of the Internal Revenue Code of 1986 (the “Code”). Terms used in this Agreement which are not otherwise defined herein shall have the same meaning set forth in the Plan.
2.	The Option shall become exercisable in installments on and after each Date Exercisable as stated above. The Option may be exercised in whole, at any time, or in part (but not less than one hundred (100) shares or the balance if less than one hundred (100) shares), from time to time, as to all or any of the shares then exercisable under the Option. The term of the Option shall commence on the Grant Date and shall expire on the Expiration Date stated above or such earlier date as is prescribed in the Plan. Except as otherwise provided in the Plan, the Option shall not be exercisable unless the Employee shall, at the time of exercise, be an employee of Temple-Inland or of its Affiliate. The Employee shall have none of the rights of a stockholder with respect to the shares of Common Stock subject to the Option until such shares shall have been transferred to the Employee upon the exercise of the Option. The Option may be exercised only upon notice to Temple-Inland and payment of the Exercise Price and tax withholding in the manner set forth in the Plan. Any attempted exercise without delivery of payment in full of both the Exercise Price and tax withholding within the time period specified by Temple-Inland shall be void.
3.	The Option shall not be transferable by the Employee otherwise than by will or the laws of descent and distribution, and the Option is exercisable, during the Employee’s lifetime, only by the Employee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as aforesaid), pledged or encumbered in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. In the event of any attempted assignment, transfer, pledge, encumbrance or other disposition of the Option contrary to the provisions of the Plan or this Agreement, or the levy of any attachment or similar process upon the Option, the Option shall be null and void and of no further effect.

4.	The Employee agrees that the Employee will remain in the employ of Temple-Inland or of an Affiliate for a period ending on one year from the date hereof and that the Employee will, during such employment, devote his or her time, energy and skill to the service of Temple-Inland or such Affiliate and the promotion of its interests, subject to vacations, sick leave and other absences in accordance with the regular policies of Temple-Inland or such Affiliate. Notwithstanding the foregoing, if the Employee has been granted one or more Options under the Plan, the period of time during which the Employee shall be obligated to remain in the employ of Temple-Inland or of an Affiliate hereunder and under the terms of such other option agreement or agreements shall run concurrently and not consecutively. Such employment shall be at the pleasure of Temple-Inland or such Affiliate and shall be at such compensation as Temple-Inland or such Affiliate shall determine from time to time. Upon termination of the Employee’s employment (voluntary or involuntary, with or without cause) within the one (1) year period described above without the written consent of Temple-Inland or such Affiliate to waive this requirement, the Option (and any other options granted under the Plan then held by the Employee) shall forthwith terminate. This Agreement does not confer upon the Employee any right to continue in the employ of Temple-Inland or of such Affiliate, nor does it interfere in any way with the right of Temple-Inland or of any such Affiliate (or, except for the period stated in the first sentence of this paragraph, the right of the Employee), to terminate the employment of the Employee at any time, with or without cause, notwithstanding the possibility that the number of shares purchasable by the Employee under the Option may thereby be reduced or eliminated.
5.	The Employee agrees that the award and/or any income derived upon exercise hereunder is special incentive compensation and that it will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of Temple-Inland or any of its Affiliates. In addition, the Employee agrees that such award and/or income will not be taken into account in determining the amount of any life insurance coverage or short or long-term disability coverage provided by Temple-Inland or its Affiliates.
6.	The Employee and Temple-Inland agree that this Agreement arises out of, and is inseparable from, the Employee’s employment with Temple-Inland or any of its Affiliates. The Employee and Temple-Inland further agree to final and binding arbitration as the exclusive forum for resolution of any dispute of any nature whatsoever, whether initiated by the Employee or Temple-Inland, arising out of, related to, or connected with Employee’s employment with, or termination by, Temple-Inland or any of its Affiliates. This includes, without limitation, any dispute arising out of the application, interpretation, enforcement, or claimed breach of this Agreement. The only exceptions to the scope of this arbitration provision are claims arising under any written agreement between the Employee and Temple-Inland or its Affiliate that expressly provides that such claims are not subject to binding arbitration. Arbitration under this provision shall be conducted under the employment dispute rules and procedures of either the American Arbitration Association or of JAMS/Endispute, according to the preference of the party initiating such arbitration. Appeal from, or confirmation of, any arbitration award under this paragraph may be made to any court of competent jurisdiction under standards applicable to appeal or confirmation of arbitration awards under the Federal Arbitration Act. This arbitration provision and related proceedings shall be subject to and governed by the Federal Arbitration Act.
7.	The Committee may from time to time modify or amend this Agreement in accordance with the provisions of the Plan. In the event of an inconsistency between any provision of the Plan and this Agreement, the terms of the Plan shall control. This Agreement shall be binding upon and inure to the benefit of Temple-Inland and its successors and assigns and shall be binding upon and inure to the benefit of the Employee and his or her legatees, distributees and personal representatives. Appeal from, or confirmation of, any arbitration award under this paragraph may be made to any court of competent jurisdiction under standards applicable to appeal or confirmation of arbitration awards generally. This Agreement is effective as of the Grant Date, but shall expire sixty (60) days after the Grant Date if the Employee (or his or her agent or attorney) does not execute and deliver a copy of this Agreement to Temple-Inland on or prior to that date, except as otherwise set forth in the Plan. This Agreement shall be governed by and construed in accord with federal law, where applicable, and otherwise with the laws of the State of Texas.
     IN WITNESS WHEREOF, Temple-Inland has caused this Agreement to be duly executed by its officer thereunto duly authorized, and the Employee has hereunto set his or her hand, all as of the Grant Date stated above.
TEMPLE-INLAND INC.

BY:

	Leslie K. O’Neal, Secretary	«OfficerName»